EXHIBIT 23.3


     CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT, INDEPENDENT ACCOUNTANTS


                                                      Dated: February 28, 2002


Dear Sirs/Madams,

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated January 31, 2002, with respect to the financial statements and schedule of ECI Telecom Ltd. included in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.

KPMG Deutsche Truhand-Gesellschaft
Aktiengesellschaft
Wirtchaftsprufungsgellschaft

/s/ Remy
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Remy